EX-10.25 - Consulting Agreement dated March 23, 2001 between Eurotech, Ltd. and
           Robert Tarini/ip Partners



    CONSULTING AGREEMENT BETWEEN EUROTECH, LTD AND ROBERT TARINI/IP PARTNERS

This Agreement is between EUROTECH, Ltd. (Eurotech or the Corporation), a District of Columbia public corporation with offices located at 10306 Eaton Place, Suite 220, Fairfax, Virginia 22030, and Robert Tarini/ipPartners Inc, (the Consultant), a Rhode Island corporation, R. Tarini as sole proprietor, ipParners Inc. mailing address: PO Box 1490 Coventry, Rhode Island 02816) for consulting services to Eurotech's Board of Directors and Assistance to the Chairman of the Board of Directors.

WHEREAS, Eurotech is in the business of exploring international business opportunities for the purposes of acquiring, advancing and commercializing new and existing patented and proprietary technologies with significant market potential; and

WHEREAS, Eurotech will represent technologies, products and services in their international businesses and will select the optimum approach for advancing and commercializing same through licensing, joint venturing, spinning out or sale; and

WHEREAS, Eurotech currently deals with or intends to deal with technologies, products and services that serve the nuclear, environmental, industrial and/or government sectors; and

WHEREAS, Eurotech requires specific professional business expertise in administration and management of international public and private entities, international public product and servicing and marketing, and general marketing expertise; and

WHEREAS, Eurotech recognizes that the Consultant can provide services specified above and wishes to employee Robert Tarini/ipPartners to work on specific projects as specified by the Board of Directors; and

WHEREAS, Eurotech recognizes that the Consultant can provide assistance to the Chairman in support of the duties of the Chairman, that have been and may be assigned to the Chairman by the Board of Directors; and

WHEREAS, R. Tarini/ipPartners desires to provide the above stated consulting services and assistance as described above.

THEREFORE it is agreed by Eurotech and the Consultant that in consideration of providing his expertise, availability and services to Eurotech for the term of this agreement, Eurotech agrees to pay the Consultant accordingly: (degree)

         a. The sum of $5000 per month commencing February 14, 2001, and b. , 5000 warrants per month with exercise price of $3.00, and

THAT the Consultant agrees to work on Eurotech projects first before any other projects when requested; and

EX-10.25 - Consulting Agreement dated March 23, 2001 between Eurotech, Ltd. and
           Robert Tarini/ip Partners


THAT the term of the Agreement commences as of February 14, 2001 and runs a total of one year until February 13, 2002. Formal written notice must be given by either party of its intent to terminate 30 days in advance of termination, otherwise the Agreement will continue on a month-to-month basis at the same compensation rate until either party tenders notice of termination; and

THAT the Agreement may also be terminated by either party upon 60 days notice prior to the completion of the first year; and

THAT Eurotech and the Consultant understand and acknowledge the unique and personal value to each other, and therefore, the responsibilities under the Agreement shall not be assigned or delegated; and

THAT the Agreement will terminate automatically in the event of the death or disability of R. Tarini or in the event of the insolvency, bankruptcy, or inability to pay by the Corporation; and

THAT the Agreement shall be governed and interpreted by the laws of the District of Columbia.

The terms and conditions of this Agreement are signed and accepted by:


3/23/2001                              /s/ Don V. Hahnfeldt
---------                              --------------------------------
     Date                              Don V. Hahnfeldt, President & CEO
                                       EUROTECH, Ltd.



3/23/2001                              /s/ Robert Tarini
---------                              --------------------------------
    Date                               Robert Tarini

EX-10.25 - Consulting Agreement dated March 23, 2001 between Eurotech, Ltd. and
           Robert Tarini/ip Partners


                       CONFIDENTIALITY & NON-USE AGREEMENT

This CONFIDENTIALITY & NON-USE AGREEMENT is entered into by and between EUROTECH LTD., a District of Columbia Corporation, at 10306 Eaton Place, Suite 220, Fairfax, VA 22(130-2201, ("El EUROTECH") and Robert Tarini consultant to Eurotech, OF 88 ROYAL LITTLE Drive, Providence, Rhode Island 02904 ("you" or" Individual").

You entered into a "Consulting Agreement" with EUROTECH, effective Pcbruary 1, 2001. The present Agreement relates to confidentiality, non-disclosure and invention rights hereunder, EUROTECH has furnished or will furnish to you certain information, which is trade. secret, non-public, confidential or proprietary in nature.

WHEREAS, EUROTEH and you have agreed to exchange certain information which may include, but may not be limited to, the existing and proposed financial, legal, marketing, and other business information pertaining to E-UROTECH or its affiliates,

WHEREAS, as a condition to the furnishing of such information, EUROTECH requires that you treat confidentially such Information furnished to you; and

WHEREAS the following definition is used herein:

         "Information" or "Confidential Information" includes without limitation trade secrets and other proprietary information prepared by you or disclosed to you which consists of, for example, and not intending to be rill inclusive, (i) software (source and object code), algorithms, computer processing systems, techniques, methodologies, formulae, processes, compilations of information, drawings, proposals, case notes, reports, records, and specifications, find (ii) information concerning matters relating to the business of EUROTECH any of its clients, vendors, vendees, client contacts, licenses, the prices it obtains or has obtained for the services of its employees and staff, their work products and services, or any other information concerning the business of EUROTECH

NOW THEREFORE, The parties agree as follows:

1. INFORMATION shall be kept confidential by you and shall not, without the consent of EUROTECH be disclosed by you in whole or in part, and shall not be used by you directly or indirectly for any purpose other that business relationship referred to above.

EX-10.25 - Consulting Agreement dated March 23, 2001 between Eurotech, Ltd. and
           Robert Tarini/ip Partners

                       CONFIDENTIALITY & NON-USE AGREEMENT

2 Information, and all copies thereof, except for that portion of information, which consists of analyses, compilations, data, studies or other documents prepared by you, shall remain the property of EUROTECH t and shall be returned to EUROTECH upon EUROTECH's request. That portion of Information which consists of analyses, compilations, data, studies or other documents prepared by you shall immediately be destroyed at the request of EUROTECH and such destruction will be confirmed by you to EUROTECH in writing.

3. This Agreement does not apply to portions of Information which (a) arc or become generally available to the public other than as a result of an unauthorized disclosure by you; (ii) become available to you on a non confidential basis from any source other than EUROTECH or its representatives, which source has represented to you (and which you have no reason to disbelieve after due inquiry) is entitled to disclosure it; and/or were known to you on a non-confidential basis prior to its disclosure to you by EUROTECH or its representatives.

4. In the event that you yr anyone to whom you transmit Information are requested or become legally completed (by oral questions, interrogatories request for information yr documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, you shall provide EUROTECH with prompt written notice so that EUROTECH may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of the Agreement. In the event that such protective order or other remedy is not obtained, or EUROTECH waives compliance with the provisions of this Agreement, you shall furnish only that portion of Information which is legally required.

5. Any inventions made by you on behalf of EUROTECH shall, at the request of EUROTECH be assigned by you to EUROTECH, find you shall execute such papers as tray be needed to perfect or enforce any patents thereon.

6. No failure ox delay by EUROTECH in exercising any right under this Agreement shall operate as a waiver thereof, This Agreement constitutes the entire agreement between parties concerning its subject matter. All additions or modifications to this Agreement mush be n lade in writing, and must be signed by an authorized representative of each party. Any action related to this Agreement will be governed by District of Columbia law.

8. The term of this Agreement is for the duration of your association with EUROTECH but secrecy obligations as to Information developed or received during your association with EUROTECH shall survive the termination of this Agreement, as shall obligations to assign to EUROTECH any invention made during the term of this Agreement.



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EX-10.25 - Consulting Agreement dated March 23, 2001 between Eurotech, Ltd. and
           Robert Tarini/ip Partners



EUROTECH, LTD.

                  /s/ Don V. Hahnfeldt
                  --------------------------------------------
                  Don V. Hahnfeldt President




                  /s/ Robert Tarini
                  --------------------------------------------
                  Robert Tarini